UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 1, 2009

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events.

On June 1, 2009, LMI Aerospace, Inc. (the “Company”) entered into a Shelter and Incubator Agreement (the “Agreement”) with IVEMSA S.A. de C.V. (“IVEMSA”), which was effective as of April 1, 2009. The Agreement is for an initial term of three years and governs the relationship of the Company with IVEMSA as the Company’s host for its Mexicali, Mexico operations in providing certain administrative and other services for a wholly-owned subsidiary of the Company that operates the facility (the “Operating Sub”).  The salient terms of the Agreement include the following:

-
IVEMSA provides general management services (including the hiring and termination of employees), project development supervision and administration of export/import operations for the Mexicali operations, for the benefit of, at the instruction of and subject to the approval of the Company;

-	IVEMSA leases the facility housing the Mexicali operations (with payment obligations under a lease guaranteed by the Company) and maintains the facility’s compliance with Mexican legal requirements;

-	The Operating Sub provides the Mexicali operations with tools, machinery, equipment, parts and materials; and

-	The Operating Sub provides the insurance programs for the operations in Mexicali and funds the Severance Fund for employees there.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 10, 2009

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Secretary and Chief Financial Officer